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ASSET ALLOCATION RIDER
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This Rider is  attached to and made a part of this  Contract as of the  Contract
Date,  or if later,  the date shown below.  Terms not defined in this Rider have the meaning given to them in the Contract.

ASSET ALLOCATION

Prior to the Annuity Start Date, FSBL offers an Automatic Transfer option, known as the Asset Allocation Option.  Under this Option,  FSBL will Transfer Contract
Value among the Accounts on a monthly, quarterly,  semiannual or annual basis to maintain a percentage allocation among the Accounts as instructed by the Owner.

To elect the  Option,  the Owner  must  submit a written  request  to FSBL.  The written request must set forth the specific Accounts, the percentage of Contract
Value to be allocated to each Account, and the time period.

Upon receipt of the written  request,  FSBL will make a Transfer or, in the case of a new Contract,  will allocate the first Purchase Payment, among the Accounts based upon the percentages set forth in the written  request.  Thereafter,  FSBL will  Transfer  Contract  Value to maintain  that  allocation  on each  monthly, quarterly,  semiannual or annual  anniversary,  as selected by the Owner, of the date of FSBL's  receipt  of the  written  request  in proper  form (the  "Option
Date"). The amounts  Transferred will be credited at the price of the Account as of the close of the  Valuation  Period  during  which the  Option  Date  occurs.
Amounts  Transferred from time to time under this Option are not included in the
14 Transfers per Contract Year that are allowed under the Contract.

From time to time,  the  Owner  may  submit a  written  request  to  change  the allocation of Contract Value among the Accounts. FSBL will change the allocation as requested at the close of the  Valuation  Period  during which the request is
Received by FSBL. After receipt of a request to change the allocation, FSBL will
Transfer  Contract Value on each Option Date to maintain that allocation or such other allocation as set forth in the most recent instructions from the Owner.

The Owner may cancel  this Rider at any time by  written  request to FSBL.  This
Rider  will  stop  automatically  on the  Annuity  Start  Date.  If the Rider is
canceled,  the Contract Value in the Accounts that has not been Transferred will remain in those  Accounts  regardless of the  percentage  allocation  unless the
Owner  instructs FSBL otherwise in writing.  FSBL may  discontinue the Option at any time.

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK

ROGER K. VIOLA

Roger K. Viola
Secretary

Rider Start Date
(If Other Than Contract Date)

FSB225 (10-01)